UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2023

GLIDELOGIC CORP.

Exact name of Registrant as Specified in its Charter

Nevada	000-56441	98-1575837
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

21/1 Erkindik Ave, Ste. 187 Bishkek, Kyrgyzstan	720000
(Address of principal executive offices)	(Zip Code)

(786) 708-6089

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	GDLG	N/A

Securities registered pursuant to Section 12(b) of the Act: None

ITEM 5.01	Changes in Control of the Registrant.

May 23, 2023, Daniella Strygina (the “Seller”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which the Seller agreed to sell to Star Success Business, LLC (the “Purchaser”), 2,000,000 common shares (the “Shares”) of Glidelogic Corp. (the “Company”) owned by the Seller for a total purchase price of $500,000. As a result of the sale there was a change of control of the Company.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Also, as of the May 23 2024, in connection with the sale under the Stock Purchase Agreement, (A) the Seller, who is one of the Company’s officer and director, and (B) Aizhan Salmorbek Kyzy, the other director, have agreed to (a) appoint Dapeng Ma and Yitian Xue (the “Designees”) as director and officer, as applicable, of the Company, effective 10 calendar days after forwarding a Schedule 14-F Change of Control Information Statement to Company shareholders. Since the mandated Schedule 14-F is expected to be forwarded to Company shareholders today, on or about May 24, 2023, Daniella Strygina and Aizhan Salmorbek Kyzy will effectively resign as Directors of the Company on June 5, 2023.

Dapeng Ma, aged 44, is a Chinese citizen and a permanent resident of the United States, currently living in Los Angeles, California. He received his Bachelor of Arts degree from Tianjin University of Technology. Mr. Ma is a co-founder, board director, and Chief Operating Officer of Movie & Fashion Media (Beijing) Co., Ltd., an entity under the China Movie Media Group. In addition, he also holds the position of COO at Propaganda GEM Inc., a highly recognized entertainment marketing company in the United States.

In 2015, Wanda Film (002739), a company listed on the Shenzhen A-share market, purchased Movie & Fashion Media (Beijing) Co., Ltd. entirely. The acquisition led to a name change to Wanda Cinema Line Media in 2016 and another in 2017, when it became known as Wanda Media. As a result, Mr. Ma adopted the roles of COO and Senior Vice President. Under Mr. Ma’s proficient guidance, Wanda Cinema (002739) proceeded to fully acquire Propaganda GEM Inc. in 2016. The latter, established in 1991, holds a position in the realm of American entertainment marketing. By 2018, Mr. Ma had ascended to the rank of Chief Operating Officer at Propaganda GEM Inc.

Since 2018, Mr. Ma has joined forces with Propaganda GEM founder Ruben Igielko-Herzich on hundreds of projects within the Hollywood entertainment marketing sector. Their collaborative efforts encompass numerous companies such as Marvel, Disney, Warner, Fox, Paramount, and Sony, covering hundreds of cases.

Yitian Xue, 45 years old, currently resides in Los Angeles. He is a graduate of Shanghai Jiao Tong University, where he earned his degrees in Computer Science and Applications. Mr. Xue has a track record in managing IT projects. He held the position of IT Manager at Shanghai Cellstar International Trading, responsible for overseeing the company’s IT outsourcing.

Mr. Xue has a robust track record in managing IT projects. He held the position of IT Manager at Shanghai Cellstar International Trading, responsible for overseeing the company's IT outsourcing. His leadership skills were further showcased at EntroSpect Solutions, where he climbed the ranks from Project Manager to Director of Development.

In 2013, Mr. Xue founded Tancal Technology, Inc. This company specializes in FinTech solutions, offering services such as payment gateway solutions, commodity trading strategies, and cryptocurrency trading platforms. Moreover, Tancal Technology, Inc. provides advanced solutions such as risk management systems, data analytics, and software development services, underlining Mr. Xue’s innovative approach to technology and business. In 2019, Mr. Xue co-founded Streamline USA Inc. with Dapeng Ma. This Los Angeles-based creative and marketing agency benefits from Mr. Xue’s expertise as the CTO and Vice President, overseeing software development and IT infrastructure. His commitment to leveraging advanced technology solutions solidifies his status as a key player in both the technology and marketing industries.

No.	Exhibits
10.1	Stock Purchase Agreement
99.1	Directors resolutions, dated May 23, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLIDELOGIC CORP.

Date: May 24, 2023	By:	/s/ Yitian Xue
Yitian Xue, CEO

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